EXHIBIT 5.1




                              Troutman Sanders LLP
                                  Atlanta, Ga.


                                                              June 5, 1997


The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

Southern Company Capital Funding, Inc.
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

         Re:  Registration Statement on Form S-3

Gentlemen:

         We are acting as counsel to The Southern Company ("Southern") and Southern Company Capital Funding, Inc. ("Capital") in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on May 30, 1997 (File Nos. 333-28187, 333-28187-01 and 333-28187-02) and amended by Amendment No. 1 filed with the Commission on June 5, 1997 (as so amended, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by Capital to Southern Company Capital Trust III (the "Trust"), (2) Cumulative Quarterly Income Preferred Securities (liquidation amount $25 per Preferred Security) to be issued by the Trust, (3) Southern's Preferred Securities Guarantee (as defined in the Registration Statement) with respect to such Preferred Securities and (4) Southern's Notes Guarantee (as defined in the Registration Statement) with respect to the Junior Subordinated Notes. The Junior Subordinated Notes and the Notes Guarantee will be issued pursuant to a subordinated note indenture, as supplemented, among Southern, Capital and the trustee named therein (the "Subordinated Note Indenture") and the Preferred Securities Guarantee will be issued pursuant to a guarantee agreement between Southern and the trustee named therein (the "Preferred Securities Guarantee Agreement"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of Capital or a duly authorized committee thereof, when the Subordinated Note Indenture has been duly executed and delivered by the proper officers of Southern, Capital and the trustee named therein, when the Preferred Securities Guarantee Agreement has been duly executed and delivered by the proper officers of Southern and the trustee named therein, and when the Junior Subordinated Notes, the Notes Guarantee and the Preferred Securities Guarantee have been executed, authenticated and delivered in accordance with the terms of the Subordinated
Note Indenture and the Preferred Securities Guarantee Agreement, as the case may be, (i) the Notes Guarantee and the Preferred Securities Guarantee will be valid, binding and legal obligations of Southern (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity) and (ii) the Junior Subordinated Notes will be valid, binding and legal obligations of Capital (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine attached hereto as Annex I.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP

                                                                    Annex I





                                Dewey Ballantine
                               New York, New York


                                                              June 5, 1997


Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308

         Re:  Registration Statement on Form S-3

Gentlemen:

         We are acting as counsel to the Underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on May 30, 1997 (File Nos. 333-28187, 333-28187-01 and 333-28187-02) and amended by Amendment No. 1 filed with the Commission on June 5, 1997 (as so amended, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by Southern Company Capital Funding, Inc. ("Capital") to Southern Company Capital Trust III (the "Trust"), (2) Cumulative Quarterly Income Preferred Securities (liquidation amount $25 per Preferred Security) to be issued by the Trust, (3) the Preferred Securities Guarantee (as defined in the Registration Statement) of The Southern Company ("Southern") with respect to such Preferred Securities and (4) Southern's Notes Guarantee (as defined in the Registration Statement) with respect to the Junior Subordinated Notes. The Junior Subordinated Notes and the Notes Guarantee will be issued pursuant to a subordinated note indenture, as supplemented, among Southern, Capital and the trustee named therein (the "Subordinated Note Indenture") and the Preferred Securities Guarantee will be issued pursuant to a guarantee agreement between Southern and the trustee named therein (the "Preferred Securities Guarantee Agreement"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act, the Trust Indenture Act of 1939, as amended, and the Public Utility Holding Company Act of 1935, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of Capital or a duly authorized committee thereof, when the Subordinated Note Indenture has been duly executed and delivered by the proper officers of Southern, Capital and the trustee named therein, when the Preferred Securities Guarantee Agreement has been duly executed and delivered by the proper officers of Southern and the trustee named therein, and when the Junior Subordinated Notes, the Notes Guarantee and the Preferred Securities Guarantee have been executed, authenticated and delivered in accordance with the terms of the Subordinated
Note Indenture and the Preferred Securities Guarantee Agreement, as the case may be, (i) the Notes Guarantee and the Preferred Securities Guarantee will be valid, binding and legal obligations of Southern (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity) and (ii) the Junior Subordinated Notes will be valid, binding and legal obligations of Capital (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to Southern and Capital to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Dewey Ballantine

                                                     DEWEY BALLANTINE